April 17, 2002

Avnet, Inc. Announces Fiscal 2002 Third Quarter Sales and Earnings
Teleconference Scheduled for Tuesday, April 23, 2002

Phoenix, Arizona – Avnet, Inc. (NYSE:AVT) announced today that it will hold its Fiscal 2002 third quarter investors teleconference call. Roy Vallee, Avnet’s chairman and chief executive officer, will comment on the company’s results for its third quarter of fiscal 2002, and on current business conditions.

Teleconference Information

Details of the call are as follows:

•	Date:	Tuesday, April 23, 2002

•	Time:	5:00pm Eastern/ 4:00pm Central/ 3:00pm Mountain / 2:00pm Pacific

•	Phone:	(719) 457-2657

In addition, a live Internet broadcast will be available via Avnet’s web site at http://www.avnet.com/ on the Investor Relations home page under Calendar of Events. The teleconference will also be archived to the Avnet web site.

Individuals who do not have an opportunity to participate in the teleconference can access the replay approximately 2-3 hours after the call ends. The replay will be available until close of business on Friday, May 10, 2002.

•	Replay #: (719) 457-0820

•	Confirmation #: 127856

Phoenix, Arizona-based Avnet, Inc., a Fortune 500 company, is one of the world’s largest distributors of semiconductors, interconnect, passive and electromechanical components, enterprise network and computer equipment, and embedded sub-systems from leading manufacturers. Serving customers in 63 countries, Avnet markets, inventories and adds value to these products and provides world-class supply-chain management and engineering services. Avnet’s Web site is located at www.avnet.com.